UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  December 21, 2020

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Suite E, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported in the Current Report on Form 8-K filed on October 29, 2020, DPW Holdings, Inc., a Delaware corporation (the “Company”) announced that its subsidiary, Ault Alliance, Inc., has formed a new subsidiary, Alliance Cloud Services, LLC (“ACS”), to deliver services to the hyperscale and cloud data center markets. In connection therewith, on December 20, 2020, ACS entered into a Real Estate Sale Contract (the “Sale Contract”) with Prairie Ronde Realty Company, a Michigan corporation (the “Seller”). Pursuant to the Sale Contract, and subject to the terms and conditions therein, ACS shall acquire that certain Property (as defined hereafter) owned by the Seller (the “Sale”) for a purchase price of Three Million Nine Hundred Thousand and 00/100 Dollars ($3,900,000.00), subject to proration in accordance with the Sale Contract (the “Purchase Price”).

Under the operating agreement of ACS (the “Operating Agreement”), Ault Alliance, Inc., holds 100% of Class A membership interests in ACS. Ault Alliance, Inc., and Digital Farms Management, LLC, each holds 50% of the Class B membership interests in ACS. In the event that the Class A membership interest were to convert into Class B membership interests, ACS would own 70% of such interests. In addition, ACS shall enter into a management services agreement with Digital Farms Management, LLC (“DFM”), pursuant to which DFM shall have all of the required authority to carry on the day to day business of ACS.

Real Estate Sale Contract

Pursuant to the terms and subject to the conditions set forth in the Sale Contract, the Seller shall sell and/or assign, and ACS shall purchase and acquire, a parcel of land consisting of approximately 34.52 acres, commonly known as 415 East Prairie Ronde Street, Dowagiac, MI 49047, including any buildings, improvements and appurtenances thereon (collectively, with the parcel of land, the “Real Property”) and the following (collectively, with the Real Property, the “Property”): (i) all Appurtenances pertaining to the Real Property; (ii) certain Personal Property as set forth in the Sale Contract; (iii) all of the Seller’s right, title and interest in and to all Leases and Service Contracts, which ACS shall assume as of the Closing Date (defined below); and (vi) all assignable (without consent) Permits and Warranties (as such capitalized terms are defined in the Sale Contract).

Provided all conditions and/or contingencies to closing described in the Sale Contract have been fulfilled or waived, the closing of the Sale (the “Closing”) shall take place electronically on January 29, 2021, or such other date mutually agreed to by ACS and the Seller (the “Closing Date”).

Within three (3) business days of the execution date of the Sale Contract (the “Effective Date”), ACS shall deposit with the title insurer the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) United States currency (the “Earnest Money Deposit”). The Earnest Money Deposit shall be credited against the Purchase Price at the time of the Closing, and ACS shall pay or satisfy the balance of the Purchase Price, plus or minus prorations, at the time of the Closing. If ACS shall fail to deposit the Earnest Money Deposit, the Seller may terminate the Sale Contract at any time prior to the deposit of the Earnest Money Deposit.

Conditions and Due Diligence

In accordance with the Sale Contract, the Sale is subject to various conditions, including title survey and/or review of title to the Real Property. Each party’s obligation to consummate the Sale is subject to certain additional conditions, including (i) the accuracy of the other party’s representations and warranties contained in the Sale Contract, (ii) the other party’s compliance in all material respects with its covenants and agreements contained in the Sale Contract, (iii) the other party shall have executed the Corrective Measures Implementation Agreement (as defined in the Sale Contract), and (iv) Seller shall have obtained shareholder approval for the Sale. In addition, ACS’s obligation to close is subject to the following conditions precedent: (a) the receipt from the Seller of an estoppel certificate from the tenant under each Lease of at least five thousand (5,000) square feet of the Improvements and (b) the portion of the primary building included in the Improvements formerly containing the National Copper Block Department, more recently known as the North Recreational Vehicle Storage Room (approximately 60,000 square feet) shall be unleased and free from any other possessory rights vested in any third party. The Seller’s obligation to close is also subject to the following conditions precedent: (x) the United States Environmental Protection Agency shall have permitted by written consent transfer of the financial assurance obligations related to the Environmental Liabilities (as defined in the Sale Contract) to ACS and (y) ACS shall have executed the Note, the Mortgage, and the Assignment of Rents.

Within five (5) days after the Effective Date, the Seller shall deliver or cause to be delivered to ACS a current title report issued by the title insurer covering title to the Real Property on or after the Effective Date (the “Title Commitment”), showing that the Real Property is not subject to any title exceptions that would impede the development or contemplated use of the Real Property other than those title exceptions approved by the parties as set forth in the Sale Contract. In the event of any exceptions to title not approved pursuant to the Sale Contract (the “Unpermitted Exceptions”), upon written notice from ACS, the Seller shall have until the Closing Date to, at its option, (i) have such Unpermitted Exceptions removed from the Title Commitment and/or survey, as applicable; or (ii) have the title insurer insure over or otherwise cure or address such Unpermitted Exceptions to ACS’s reasonable satisfaction. If the Seller fails to timely have such Unpermitted Exceptions removed (or insured over), ACS may elect, as its sole remedy, to either (i) terminate the Sale Contract (in which event the Earnest Money Deposit shall be returned to ACS), or (ii) accept title to the Real Property subject to such Unpermitted Exceptions and proceed with the Closing.

Notwithstanding anything to the contrary contained in the Sale Contract, the Seller shall have no affirmative obligation to expend any funds or incur any liabilities in order to cause any title exceptions to be removed from the Title Commitment or insured over by the title insurer. If the Title Commitment or survey discloses exceptions or conditions other than approved by the parties as set forth in the Sale Contract, and other than those which the Seller has expressly agreed to discharge or have the title insurer commit to insure over, then, unless ACS agrees to accept title as it then is, the Seller may, at its option, terminate the Sale Contract, in which event the Earnest Money Deposit shall be returned to ACS.

Furthermore, ACS shall have the right and privilege to enter upon the Real Property from and after the Effective Date through January 15, 2021 (the “Due Diligence Period”), to survey, inspect, and confirm the viability of the Real Property and the Personal Property, including, but not limited to, the right to (i) review of the utility capacity for the Real Property, (ii) review the location of utilities, (iii) building condition assessments, and (iv) conduct an environmental assessment (collectively, “Purchaser’s Studies”). ACS may also apply for and receive any available incentives connected with the Real Property from all state and local governmental entities. In the event ACS in its sole discretion shall conclude that any aspect of the Property is not suitable in any respect, ACS shall have the right to elect, by written notice to the Seller prior to the expiration of the Due Diligence Period, to terminate the Sale Contract and both parties shall be released from any further liability hereunder, except as to those obligations which expressly survive. If ACS does give such notice of termination to the Seller, the Earnest Money Deposit shall be returned to ACS.

Other Terms

The Sale Contract includes various representations, warranties and covenants of the parties customary for a transaction of this nature. As of the Effective and as of the Closing Date, each party represents and warrants, among other things (i) it has full capacity, right, power and authority to execute, deliver and perform the Sale Contract, (ii) to the Seller’s actual knowledge, there are no undisclosed leases or tenancies for any portion of the Property, (iii) the Seller has not received any written notice of any current or pending litigation against the Seller which would materially adversely affect the Property, (iv) the Seller has not received any written notice of default under the terms of any of the Service Contracts or Leases for which defaults remain ongoing, (v) ACS is not in default under any agreement or instrument where the liability thereunder might adversely affect its ability to perform its obligations under the Sale Contract and (iii) ACS shall not have commenced, within the meaning of Title 11 of the U.S. Code, or any similar state law for the relief of debtors.

The foregoing description of the Sale Contract does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Sale Contract which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On December 21, 2020, the Company issued a press release announcing the execution of the Sale Contract by ACS and the Seller, which press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item, Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

ITEM 9.01	EXHIBITS AND FINANCIAL STATEMENTS.

(d)	Exhibits:

Exhibit No.	Description
10.1	Real Estate Sale Contract by and between Prairie Ronde Realty Company and Alliance Cloud Services, LLC, dated as of December 20, 2020
99.1	Press Release issued by DPW Holdings, Inc. on December 21, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.
a Delaware corporation

Dated: December 21, 2020	/s/ Milton C. Ault, III
Milton C. Ault, III Chief Executive Officer